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                                                                  Exhibit 23.02

                           Consent of Price Waterhouse LLP


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 1997, which appears on page 22 of the CCC Information Services Group Inc. Annual Report on Form 10-K/A for the year ended December 31, 1996.



Price Waterhouse LLP


Chicago, Illinois
April 22, 1997